Exhibit 99.2

VCA Antech, Inc. Reports Fourth Quarter and Year-End Results

    LOS ANGELES--(BUSINESS WIRE)--Feb. 24, 2004--VCA Antech, Inc.
(Nasdaq:WOOF):

    -- Fourth quarter diluted earnings per common share was $0.23, beating earnings consensus estimate by $0.03 per diluted common share.

    --  Fiscal year 2003 diluted earnings per common share was $1.06.

    -- Fiscal year 2003 diluted earnings per common share excluding the after-tax impact of debt retirement costs of $0.13 was $1.19.

    -- Fourth quarter revenue increased 14.0% to a record $132.4 million(1).

    -- Fiscal year 2003 revenue increased 13.3% to a record $544.7 million(1).

    VCA Antech, Inc. (Nasdaq:WOOF), a leading animal health care company in the United States, today reported financial results for the fourth quarter ended December 31, 2003 as follows: revenue increased 14.0% to a fourth quarter record of $132.4 million(1); operating income increased 37.0% to $22.5 million; net income increased to $9.4 million; and, diluted earnings per common share increased to $0.23. During the fourth quarter ended December 31, 2002, the Company incurred an after-tax litigation settlement charge and after-tax debt retirement costs in an aggregate amount of $7.5 million, or $0.20 per diluted common share. After adjusting for the impact of these charges in 2002, fourth quarter 2003 adjusted operating income increased 22.4%, adjusted net income increased 80.8% and adjusted diluted earnings per common share increased 64.3% compared to the prior-year quarter.
    The Company also reported the financial results for the year ended December 31, 2003 as follows: revenue increased 13.3% to $544.7 million(1); operating income increased 20.8% to $110.5 million; net income increased to $43.4 million; and, diluted earnings per common share increased to $1.06. During fiscal year 2003, the Company incurred after-tax debt retirement costs of $5.4 million, or $0.13 per diluted common share resulting from (a) retiring the entire $38.1 million principal balance outstanding under its 15.5% senior notes and
(b) repaying $20.0 million of its senior term notes and refinancing the remaining principal outstanding under these notes. During fiscal year 2002, the Company incurred an after-tax litigation settlement charge and after-tax debt retirement costs in an aggregate amount of $9.5 million, or $0.26 per diluted common share. After adjusting for the impact of these charges in 2003 and 2002, fiscal year 2003 adjusted operating income increased 18.3%, adjusted net income increased 60.7% to $48.8 million and adjusted diluted earnings per common share increased 45.1% to $1.19 compared to the prior year.
    Bob Antin, Chairman and CEO, stated, "We had an excellent fourth quarter. We increased adjusted diluted earnings per common share by 64.3% from $0.14 to $0.23, exceeding the earnings consensus estimate by $0.03. We continue to focus on the delivery of great service and remain enthusiastic about the pet healthcare market and confident in our experienced management team. With an increase in fourth quarter revenue of 14.0%, our adjusted operating income increased by 22.4% to $22.5 million and our adjusted operating margin(1) increased to 17.0% from 15.8% in 2002.
    "Our laboratory segment for the fourth quarter of 2003 increased laboratory revenue by 17.2%, generating an increase in laboratory operating income of 21.9% to $14.3 million and an increase in laboratory operating margin to 32.5% from 31.2% in 2002. Laboratory internal revenue growth was 11.5% for the fourth quarter of 2003.
    "Our animal hospital segment for the fourth quarter of 2003 increased animal hospital revenue by 12.3%(1). Animal hospital operating margin(1) remained unchanged at 13.9%, however, the fourth quarter 2003 included a $94,000 loss on the sale of certain assets resulting in a 10 basis point reduction in operating margin(1). Animal hospital same-facility revenue growth(1) was 3.7% for the fourth quarter of 2003."
    The Company adopted FIN No. 46R, Consolidation of Variable Interest Entities, in the fourth quarter of 2003 and accordingly, restated its 2002 periods to conform to the current year presentation. FIN No. 46R requires the Company to consolidate the operating results of the veterinary medical groups for which it provides management services. The result of the consolidation is an increase in both revenue and direct costs by an equal amount, thus there is no impact on operating income, net income, earnings per share or cash flows. However, hospital and consolidated operating margins are lower than our historical reported margins because of the increase in revenue without a corresponding increase in operating income.

    Non-GAAP Financial Measures

    We believe investors' understanding of our total performance is enhanced by disclosing adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share. We define adjusted operating income and adjusted operating margin as reported operating income and reported operating margin, respectively, adjusted to exclude certain significant items. For the periods presented in this press release, the only significant item that was excluded from adjusted operating income and adjusted operating margin was a certain litigation settlement charge incurred during the fourth quarter of 2002. We define adjusted net income as reported net income adjusted to exclude certain significant items. For the periods presented in this press release, the significant items excluded from adjusted net income were a certain litigation settlement charge incurred during the fourth quarter of 2002 and debt retirement costs incurred in both fiscal years 2002 and 2003. Adjusted diluted earnings per common share is adjusted net income divided by diluted common shares outstanding.
    Management uses adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per common share because they exclude the effects of a certain litigation settlement charge and debt retirement costs that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends.
    There are material limitations associated with the use of these non-GAAP financial measures: adjusted operating income and adjusted operating margin exclude the impact of significant items (in this case, a certain litigation settlement charge); adjusted net income excludes the impact of significant items (in this case, a certain litigation settlement charge and debt retirement costs) on current performance; and adjusted diluted earnings per common share does not depict the amount accrued directly to each stockholder's benefit.
    To compensate for the limitations in the non-GAAP financial measures discussed above, we ensure that our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

    Conference Call

    VCA Antech will discuss its fourth quarter 2003 financial results during a conference call today, February 24, 2004 at 4:30 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at http://investor.vcaantech.com. The conference call can also be accessed via telephone by dialing 800-361-0912. Interested parties should call at least ten minutes prior to the start of the conference call to register.

    Statements contained in this release that are not based on historical information are forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. Among the important factors that could cause actual results to differ are the level of direct costs and the ability of the Company to maintain revenue at a level necessary to maintain expected operating margins, the level of selling, general and administrative costs, the effects of competition, the efficient integration of the Company's acquisitions, the effects of the Company's recent acquisitions and its ability to effectively manage its growth, the ability of the Company to service its debt, the continued implementation of its management information systems, pending litigation and governmental investigations, general economic conditions, and the results of the Company's acquisition program. These and other risk factors are discussed in the Company's recent filing with the Securities and Exchange Commission on Form 10-K and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

    VCA Antech owns, operates and manages the largest networks of free-standing veterinary hospitals and veterinary-exclusive clinical laboratories in the country.


                           VCA Antech, Inc.
                 Consolidated Statements of Operations
   For the Three and Twelve Months Ended December 31, 2003 and 2002
         (Unaudited - In Thousands, Except Per Share Amounts)


                                 Three Months        Twelve Months
                              Ended December 31,   Ended December 31,
                              ------------------- --------------------
                                 2003     2002(1)     2003     2002(1)
                              -------- ---------- --------- ----------
                                       (Restated)           (Restated)
Revenue:
  Laboratory                  $43,994    $37,525  $178,812   $154,436
  Animal hospital              90,851     80,870   376,040    334,041
  Other                             -          -         -      1,500
  Intercompany                 (2,404)    (2,207)  (10,187)    (9,109)
                              -------- ---------- --------- ----------
                              132,441    116,188   544,665    480,868
                              -------- ---------- --------- ----------

Direct costs, excluding
 operating depreciation:
  Laboratory                   25,784     22,457    99,926     88,002
  Animal hospital              72,853     64,987   292,417    260,881
  Other                             -          -         -          -
  Intercompany                 (2,404)    (2,207)  (10,187)    (9,109)
                              -------- ---------- --------- ----------
                               96,233     85,237   382,156    339,774
                              -------- ---------- --------- ----------

Selling, general and
 administrative:
  Laboratory                    3,060      2,660    11,390     10,292
  Animal hospital               2,779      2,457    10,293      9,808
  Corporate                     3,890      6,175    15,430     17,085
                              -------- ---------- --------- ----------
                                9,729     11,292    37,113     37,185
                              -------- ---------- --------- ----------

Depreciation and amortization   3,633      3,223    14,286     12,553
Write-down and loss (gain) on
 sale of assets                   308        (20)      590       (100)
                              -------- ---------- --------- ----------

Operating income               22,538     16,456   110,520     91,456

Interest expense, net           6,316      8,663    26,087     39,204
Other (income) expense           (247)       304      (118)       145
Minority interest expense         354        421     1,633      1,781
Debt retirement costs               -      9,449     9,118     12,840
                              -------- ---------- --------- ----------
Income (loss) before
 provision (benefit)
 for income taxes              16,115     (2,381)   73,800     37,486
Provision (benefit) for
 income taxes                   6,714        (56)   30,377     16,646
                              -------- ---------- --------- ----------
Net income (loss)              $9,401    $(2,325)  $43,423    $20,840
                              ======== ========== ========= ==========

Diluted earnings (loss) per
 common share                   $0.23     $(0.06)    $1.06      $0.56
                              ======== ========== ========= ==========
Shares used for computing
 diluted earnings (loss) per
 common share                  41,453     36,764    40,873     37,091
                              ======== ========== ========= ==========



                           VCA Antech, Inc.
                      Supplemental Operating Data
   For the Three and Twelve Months Ended December 31, 2003 and 2002
         (Unaudited - In Thousands, Except Per Share Amounts)


Table #1                          Three Months        Twelve Months
Reconciliation of net income   Ended December 31,  Ended December 31,
 (loss) to adjusted net income
                               ------------------- -------------------
                                   2003      2002      2003      2002
                               --------- --------- --------- ---------

Net income (loss)                $9,401   $(2,325)  $43,423   $20,840
Certain significant items:
  Debt retirement costs               -     9,449     9,118    12,840
  Litigation settlement charge        -     1,950         -     1,950
  Related income tax benefit          -    (3,874)   (3,738)   (5,264)
                               --------- --------- --------- ---------
                                      -     7,525     5,380     9,526
                               --------- --------- --------- ---------
Adjusted net income              $9,401    $5,200   $48,803   $30,366
                               ========= ========= ========= =========


Table #2
Reconciliation of diluted
 earnings (loss) per common
 share to adjusted diluted
 earnings per common share

Diluted earnings (loss) per
 common share                     $0.23    $(0.06)    $1.06     $0.56
Certain significant items as
 detailed in Table #1, net of
 income tax benefit                   -      0.20      0.13      0.26
                               --------- --------- --------- ---------
Adjusted diluted earnings per
 common share                     $0.23     $0.14     $1.19     $0.82
                               ========= ========= ========= =========

Shares used for computing
 adjusted diluted earnings per
 common share                    41,453    37,102    40,873    37,091
                               ========= ========= ========= =========


Table #3
Reconciliation of operating
 income to adjusted operating
 income and operating margin
 to adjusted operating margin

Revenue                        $132,441  $116,188  $544,665  $480,868
                               ========= ========= ========= =========

Operating income                $22,538   $16,456  $110,520   $91,456
Operating margin                   17.0%     14.2%     20.3%     19.0%
Certain significant items:
  Litigation settlement charge        -     1,950         -     1,950
                               --------- --------- --------- ---------
Adjusted operating income       $22,538   $18,406  $110,520   $93,406
                               ========= ========= ========= =========
Adjusted operating margin          17.0%     15.8%     20.3%     19.4%



                           VCA Antech, Inc.
                Supplemental Operating Data - Continued
            As of and for the Three and Twelve Months Ended
                      December 31, 2003 and 2002
                      (Unaudited - In Thousands)


                                    Three Months      Twelve Months
Table #4                         Ended December 31, Ended December 31,
                                   --------------- -------------------
Depreciation and amortization        2003    2002      2003      2002
                                   ------- ------- --------- ---------

Operating depreciation:
  Laboratory                         $698    $610    $2,900    $2,600
  Animal hospital                   2,059   1,790     8,010     6,807
                                   ------- ------- --------- ---------
                                    2,757   2,400    10,910     9,407
Corporate depreciation                403     356     1,512     1,382
Amortization expense                  473     467     1,864     1,764
                                   ------- ------- --------- ---------
Depreciation and amortization      $3,633  $3,223   $14,286   $12,553
                                   ======= ======= ========= =========


Table #5                                           As of December 31,
                                                   -------------------
Selected consolidated balance sheet data               2003      2002
                                                   --------- ---------

Cash                                                $17,237    $6,462
Accounts receivable, net                            $22,335   $20,727
Stockholders' equity                               $161,923   $63,086
Total assets                                       $554,803  $507,428

Debt:
  Revolving credit facility                              $-    $7,500
  Senior term C notes                                     -   167,283
  Senior term D notes                               145,703         -
  9.875% senior subordinated notes                  170,000   170,000
  15.5% senior notes                                      -    38,137
  Other                                               1,770     1,637
  Unamortized discounts                                  (4)   (3,000)
                                                   --------- ---------
    Total debt                                     $317,469  $381,557
                                                   ========= =========



                           VCA Antech, Inc.
                Supplemental Operating Data - Continued
        For the Twelve Months Ended December 31, 2003 and 2002
                      (Unaudited - In Thousands)


                                                 For the Twelve Months
Table #6                                          Ended December 31,
                                                  --------------------
Selected cash flow and expense data                    2003     2002
                                                  ----------- --------

Net cash provided by operating activities            $76,107  $67,122
Rent expense                                         $16,407  $14,159
Capital expenditures                                 $15,433  $17,912



Notes to Press Release
--------------------------------

(1) The Company adopted FIN No. 46R, Consolidation of Variable Interest Entities, in the fourth quarter of 2003 and accordingly, restated its 2002 periods to conform to the current year presentation. FIN No. 46R requires the Company to consolidate the operating results of the veterinary medical groups for which it provides management services. The result of the consolidation is an increase in both revenue and direct costs by an equal amount, thus there is no impact on operating income, net income, earnings per share or cash flows. However, hospital and consolidated operating margins are lower than our historical reported margins because of the increase in revenue without a corresponding increase in operating income.

    CONTACT: VCA Antech, Inc.
             Tom Fuller, Chief Financial Officer, 310-571-6505